Exhibit 5.1

OPINION OF FREDRIKSON & BYRON, P.A.

FREDRIKSON & BYRON, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, Minnesota 55402

Telephone: (612) 492-7000

Facsimile: (612) 492-7077

October 25, 2017

Celcuity Inc.

16305 36th Avenue N., Suite 450

Minneapolis, MN 55446

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as corporate counsel to Celcuity Inc. (the “Company”) in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), to register 1,292,685 shares (plus any additional shares as described in footnote (1) to the Calculation of Registration Fee table) of Common Stock, par value $0.001, of the Company, which we have been advised by the Company may be issued from time to time pursuant to the Company’s 2017 Stock Incentive Plan, 2017 Employee Stock Purchase Plan, or 2012 Equity Incentive Plan (each, a “Plan” and collectively, the “Plans”). All such shares of Common Stock to be issued pursuant to the Plans are referred to herein as the “Shares.”

In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented, and represented as being such, to us by the Company: (i) the Company’s Certificate of Incorporation; (ii) the Company’s Bylaws; (iii) certain corporate resolutions adopted by the Board of Directors and stockholders of the Company pertaining to the approval of the Plans; (iv) the Plans; and (v) the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors or by public officials or their staffs, it is our opinion as of this date that, upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the respective Plan, the Shares will be validly issued, fully paid and nonassessable.

This opinion is limited to the Delaware General Corporation Law. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

Fredrikson & Byron, P.A.

By:	/s/ Eric Madson
Eric Madson Vice President